Exhibit 99.1

Concho Resources Inc. Reports Second-Quarter 2019 Results

MIDLAND, Texas--(BUSINESS WIRE)--July 31, 2019--Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for second-quarter 2019.

Second-Quarter 2019 Highlights

  Exceeded second-quarter guidance with production of 329 MBoepd.
  Delivered strong execution towards full-year 2019 capital program.
  Reported a net loss of $97 million, or $0.48 per share. Adjusted net income (non-GAAP) totaled $139 million, or $0.69 per share.
  Generated $717 million of adjusted EBITDAX (non-GAAP).

See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measure.

Tim Leach, Chairman and Chief Executive Officer, commented, “The second quarter continued our track record of strong execution as we delivered production, capital investment and operating costs in-line with or better than our targets, highlighting the fundamental strength of our assets and development approach.”

Second-Quarter 2019 Summary

Production for second-quarter 2019 was approximately 30 million barrels of oil equivalent (MMBoe), or an average of 329 thousand Boe per day (MBoepd). Average daily oil production for second-quarter 2019 totaled 206 thousand barrels per day (MBopd). Natural gas production for second-quarter 2019 totaled 737 million cubic feet per day (MMcfpd).

Concho’s average realized price for oil and natural gas for second-quarter 2019, excluding the effect of commodity derivatives, was $56.02 per Bbl and $1.16 per Mcf, respectively, compared with $60.98 per Bbl and $3.19 per Mcf, respectively, for second-quarter 2018.

Net loss for second-quarter 2019 was $97 million, or $0.48 per share, compared with net income of $137 million, or $0.92 per share, for second-quarter 2018. Excluding certain non-cash and special items, second-quarter 2019 adjusted net income was $139 million, or $0.69 per share, compared with adjusted net income of $185 million, or $1.24 per share, for second-quarter 2018. Special items for the quarter included a non-cash asset impairment charge of $868 million to the carrying value of the Company's New Mexico Shelf assets.

During the quarter, Concho generated adjusted EBITDAX of $717 million, compared with $592 million for second-quarter 2018.

Cash flow from operating activities was $779 million for the quarter, including $111 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $668 million.

During second-quarter 2019, Concho received $289 million of cash proceeds from the completion of the previously announced sale by Oryx Southern Delaware Holdings, LLC of its interests in the Oryx I oil gathering and transportation system. The Company used a portion of the proceeds to repay borrowings under its credit facility. At June 30, 2019, Concho had long-term debt of approximately $4.4 billion, including $397 million of outstanding borrowings under its credit facility.

Costs incurred for exploration and development activities for second-quarter 2019 totaled $785 million. During the quarter, Concho averaged 26 rigs, compared with 33 rigs in first-quarter 2019. The Company is currently running 18 rigs, including 11 rigs in the Delaware Basin and seven rigs in the Midland Basin. Additionally, the Company is currently utilizing seven completion crews. See the table under “Operational Activity” below for detailed information about the Company’s drilling and completion activity by operating area for second-quarter 2019.

Large-Scale Projects Accelerating Development Optimization

In the Delaware Basin, Concho completed the 23-well Dominator project, a well-spacing test targeting multiple landings within the Upper Wolfcamp. The average lateral length for the project was approximately 4,400 feet, and all 23 wells were drilled, completed and put on production safely and ahead of schedule. While the Dominator project accelerated the Company’s understanding across the project lifecycle (logistics, lateral placement, well spacing and facilities design), performance from the project indicates the well spacing was too tight. The Company has already incorporated learnings from this project into its second half of 2019 program and future Delaware Basin projects.

In the Midland Basin, Concho put on production the Marion Benge project, consisting of 18 wells targeting the Spraberry and Wolfcamp zones with an average lateral length of 9,900 feet. The Marion Benge project has demonstrated strong initial performance. Additional information on the Company’s operational results is included in the Company’s 2Q 2019 Quarterly Update at www.concho.com.

Outlook

“We have made near-term adjustments to our operational plans that reinforce our commitment to capital discipline and maximizing free cash flow. Moderating activity and building an inventory of drilled but uncompleted wells keeps us on track with our full year capital plan, preserves our balance sheet and positions the company for an inflection in free cash flow and momentum heading into 2020. This momentum combined with our high-quality asset base provide us confidence in our strategy to drive differentiated growth, expand free cash flow and strengthen returns over the long term,” commented Tim Leach.

The Company expects to produce between 316 MBoepd to 322 MBoepd in third-quarter 2019. The Company’s oil mix is expected to be approximately 63% in the second half of 2019 as fewer new wells are planned to come online. Additionally, due to weak natural gas and natural gas liquids pricing, the Company reduced its full-year 2019 natural gas price realization guidance to a range of 60% to 80% of NYMEX Henry Hub and expects to trend towards the low end of the range in the third quarter of 2019.

Commodity Derivatives Update

The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Concho’s current derivatives positions.

Conference Call

Concho will host a conference call tomorrow, August 1, 2019, at 8:00 AM CT (9:00 AM ET) to discuss second-quarter 2019 results. The telephone number and passcode to access the conference call are provided below:

Dial-in: (844) 263-8298

Intl. dial-in: (478) 219-0007

Participant Passcode: 7577052

To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.

About Concho Resources

Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on acquiring, exploring, developing and producing oil and natural gas resources. Concho is at the forefront of applying advanced technology and large-scale development to safely and efficiently maximize resource recovery while delivering attractive, long-term economic returns. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “strategy,” “intend,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, expected financings and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.

Use of Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX and operating cash flow before working capital changes.

See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

This release also contains the non-GAAP term free cash flow. Free cash flow is cash flow provided by operating activities in excess of cash flow used in investing activities for additions to oil and gas properties. The Company believes that free cash flow is useful to investors as it provides measures to compare cash provided by operating activities and exploration and development costs across periods on a consistent basis.

Concho Resources Inc. Consolidated Balance Sheets Unaudited

(in millions, except share and per share amounts)	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	460	466
Joint operations and other	301	365
Inventory	33	35
Derivative instruments	12	484
Prepaid costs and other	54	59
Total current assets	860	1,409
Property and equipment:
Oil and natural gas properties, successful efforts method	33,321	31,706
Accumulated depletion and depreciation	(11,479)	(9,701)
Total oil and natural gas properties, net	21,842	22,005
Other property and equipment, net	374	308
Total property and equipment, net	22,216	22,313
Deferred loan costs, net	9	10
Goodwill	2,222	2,224
Intangible assets, net	18	19
Noncurrent derivative instruments	29	211
Other assets	124	108
Total assets	$25,478	$26,294
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$55	$50
Book overdrafts	143	159
Revenue payable	255	253
Accrued drilling costs	506	574
Derivative instruments	126	—
Other current liabilities	318	320
Total current liabilities	1,403	1,356
Long-term debt	4,350	4,194
Deferred income taxes	1,561	1,808
Noncurrent derivative instruments	12	—
Asset retirement obligations and other long-term liabilities	193	168
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 201,764,616 and 201,288,884 shares issued at June 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	14,820	14,773
Retained earnings	3,284	4,126
Treasury stock, at cost; 1,166,326 and 1,031,655 shares at June 30, 2019 and December 31, 2018, respectively	(145)	(131)
Total stockholders’ equity	17,959	18,768
Total liabilities and stockholders’ equity	$25,478	$26,294

Concho Resources Inc. Consolidated Statements of Operations Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Operating revenues:
Oil sales	$1,049	$795	$1,984	$1,588
Natural gas sales	78	150	247	304
Total operating revenues	1,127	945	2,231	1,892
Operating costs and expenses:
Oil and natural gas production	188	130	362	260
Production and ad valorem taxes	84	70	170	140
Gathering, processing and transportation	22	9	48	20
Exploration and abandonments	17	8	64	26
Depreciation, depletion and amortization	478	310	943	627
Accretion of discount on asset retirement obligations	2	2	5	4
Impairments of long-lived assets	868	—	868	—
General and administrative (including non-cash stock-based compensation of $23 and $18 for the three months ended June 30, 2019 and 2018, respectively, and $47 and $35 for the six months ended June 30, 2019 and 2018, respectively)	88	72	179	137
(Gain) loss on derivatives	(217)	133	842	168
(Gain) loss on disposition of assets, net	1	(1)	—	(724)
Transaction costs	1	9	1	16
Total operating costs and expenses	1,532	742	3,482	674
Income (loss) from operations	(405)	203	(1,251)	1,218
Other income (expense):
Interest expense	(48)	(27)	(95)	(57)
Other, net	303	1	307	105
Total other income (expense)	255	(26)	212	48
Income (loss) before income taxes	(150)	177	(1,039)	1,266
Income tax (expense) benefit	53	(40)	247	(294)
Net income (loss)	$(97)	$137	$(792)	$972
Earnings per share:
Basic net income (loss)	$(0.48)	$0.92	$(3.98)	$6.52
Diluted net income (loss)	$(0.48)	$0.92	$(3.98)	$6.50

Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.

The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.

The following table reconciles the Company’s earnings (loss) from operations and earnings (loss) attributable to common stockholders to the basic and diluted earnings (loss) used to determine the Company’s earnings per share amounts for the periods indicated under the two-class method:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net income (loss) as reported	$(97)	$137	$(792)	$972
Participating basic earnings (a)	—	(1)	—	(8)
Basic earnings (loss) attributable to common stockholders	(97)	136	(792)	964
Reallocation of participating earnings	—	—	—	—
Diluted earnings (loss) attributable to common stockholders	$(97)	$136	$(792)	$964

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.

The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Weighted average common shares outstanding:
Basic	199,185	147,938	199,184	147,931
Dilutive performance units	—	177	—	357
Diluted	199,185	148,115	199,184	148,288

Concho Resources Inc. Consolidated Statements of Cash Flows Unaudited

	Six Months Ended June 30,
(in millions)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(792)	$972
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	943	627
Accretion of discount on asset retirement obligations	5	4
Impairments of long-lived assets	868	—
Exploration and abandonments	51	14
Non-cash stock-based compensation expense	47	35
Deferred income taxes	(247)	294
Net gain on disposition of assets, and other non-operating items	(288)	(724)
Loss on derivatives	842	168
Net settlements paid on derivatives	(50)	(194)
Other	(10)	(95)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	33	(56)
Prepaid costs and other	4	(22)
Inventory	1	(3)
Accounts payable	5	5
Revenue payable	5	43
Other current liabilities	(15)	22
Net cash provided by operating activities	1,402	1,090
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(1,726)	(941)
Acquisitions of oil and natural gas properties	(14)	(19)
Additions to property, equipment and other assets	(41)	(11)
Proceeds from the disposition of assets	311	261
Direct transaction costs for asset acquisitions and dispositions	(3)	(3)
Distribution from equity method investment	—	148
Net cash used in investing activities	(1,473)	(565)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	2,060	1,222
Payments on credit facility	(1,905)	(1,544)
Payments for loan costs	—	(1)
Payment of common stock dividends	(50)	—
Purchases of treasury stock	(14)	(31)
Decrease in book overdrafts	(16)	(116)
Other	(4)	—
Net cash provided by (used in) financing activities	71	(470)
Net increase in cash and cash equivalents	—	55
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$55

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Production and operating data:
Net production volumes:
Oil (MBbl)	18,726	13,029	37,662	25,968
Natural gas (MMcf)	67,104	46,837	130,873	92,285
Total (MBoe)	29,910	20,835	59,474	41,349

Average daily production volumes:
Oil (Bbl)	205,780	143,176	208,077	143,470
Natural gas (Mcf)	737,407	514,692	723,055	509,862
Total (Boe)	328,681	228,958	328,586	228,447

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$56.02	$60.98	$52.68	$61.13
Oil, with derivatives (Bbl) (b)	$53.15	$54.34	$51.35	$53.47
Natural gas, without derivatives (Mcf)	$1.16	$3.19	$1.88	$3.29
Natural gas, with derivatives (Mcf) (b)	$1.22	$3.29	$1.89	$3.34
Total, without derivatives (Boe)	$37.68	$45.31	$37.51	$45.74
Total, with derivatives (Boe) (b)	$36.02	$41.37	$36.68	$41.04

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$6.31	$6.24	$6.09	$6.28
Production and ad valorem taxes	$2.81	$3.37	$2.86	$3.39
Gathering, processing and transportation	$0.73	$0.45	$0.80	$0.49
Depreciation, depletion and amortization	$15.96	$14.88	$15.86	$15.16
General and administrative	$2.89	$3.37	$2.98	$3.35
(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousand.
(b)	Includes the effect of net cash receipts from (payments on) derivatives:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net cash receipts from (payments on) derivatives:
Oil derivatives	$(54)	$(86)	$(51)	$(199)
Natural gas derivatives	4	4	1	5
Total	$(50)	$(82)	$(50)	$(194)

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for second-quarter 2019:

Total Activity (Gross):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	78	68	78
Midland Basin	37	46	38
Total	115	114	116

Total Activity (Gross Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	35	37	46
Midland Basin	28	34	35
Total	63	71	81

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Property acquisition costs:
Proved	$—	$—	$—	$—
Unproved	9	5	13	18
Exploration	435	335	897	578
Development	350	166	814	373
Total costs incurred for oil and natural gas properties	$794	$506	$1,724	$969

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at July 31, 2019, for the periods indicated:

	2019
	Third Quarter	Fourth Quarter	Total	2020	2021
Oil Price Swaps – WTI: (a)
Volume (Bbl)	16,570,000	12,513,000	29,083,000	40,080,500	13,137,000
Price per Bbl	$56.96	$56.65	$56.83	$57.27	$55.33
Oil Price Swaps – Brent: (b)
Volume (Bbl)	—	1,810,000	1,810,000	4,026,000	—
Price per Bbl	$—	$62.48	$62.48	$61.03	$—
Oil Costless Collars: (a)
Volume (Bbl)	1,135,000	1,058,000	2,193,000	—	—
Ceiling price per Bbl	$63.47	$62.95	$63.22	$—	$—
Floor price per Bbl	$55.74	$55.43	$55.60	$—	$—
Oil Basis Swaps: (c)
Volume (Bbl)	15,778,000	16,053,000	31,831,000	45,083,000	14,600,000
Price per Bbl	$(2.32)	$(2.19)	$(2.25)	$(0.63)	$0.57
Natural Gas Price Swaps: (d)
Volume (MMBtu)	17,298,537	17,209,535	34,508,072	61,303,000	29,200,000
Price per MMBtu	$2.87	$2.87	$2.87	$2.55	$2.52
Natural Gas Basis Swaps: (e)
Volume (MMBtu)	2,400,000	7,360,000	9,760,000	29,280,000	—
Price per MMBtu	$(0.70)	$(0.70)	$(0.70)	$(1.04)	$—

(a)	These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b)	These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c)

The basis differential price is between Midland – WTI and Cushing – WTI. The majority of these contracts are settled on a calendar-month basis, while certain contracts assumed in connection with the RSP acquisition are settled on a trading-month basis.

(d)	The natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(e)	The basis differential price is between NYMEX – Henry Hub and El Paso Permian.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share

The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income (loss) to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Net income (loss) - as reported	$(97)	$137	$(792)	$972
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives	(217)	133	842	168
Net cash payments on derivatives	(50)	(82)	(50)	(194)
Impairments of long-lived assets	868	—	868	—
Leasehold abandonments	12	4	42	14
(Gain) loss on disposition of assets and other	(285)	3	(286)	(716)
Gain on equity method investments	(17)	—	(17)	(103)
RSP transaction costs	—	6	—	10
Tax impact	(70)	(15)	(317)	190
Changes in deferred taxes and other estimates	(5)	(1)	(7)	(3)
Adjusted net income	$139	$185	$283	$338
Earnings (loss) per diluted share - as reported	$(0.48)	$0.92	$(3.98)	$6.50
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives	(1.08)	0.89	4.22	1.12
Net cash payments on derivatives	(0.25)	(0.55)	(0.25)	(1.30)
Impairments of long-lived assets	4.30	—	4.36	—
Leasehold abandonments	0.06	0.03	0.21	0.09
(Gain) loss on disposition of assets and other	(1.41)	0.02	(1.43)	(4.78)
Gain on equity method investments	(0.08)	—	(0.09)	(0.69)
RSP transaction costs	—	0.04	—	0.07
Tax impact	(0.35)	(0.10)	(1.59)	1.27
Changes in deferred taxes and other estimates	(0.02)	(0.01)	(0.04)	(0.02)
Adjusted earnings per diluted share	$0.69	$1.24	$1.41	$2.26
Adjusted earnings per share:
Basic earnings	$0.69	$1.24	$1.41	$2.26
Diluted earnings	$0.69	$1.24	$1.41	$2.26

Reconciliation of Net Income (Loss) to Adjusted EBITDAX

Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

The Company defines adjusted EBITDAX as net income (loss), plus (1) exploration and abandonments, (2) depreciation, depletion and amortization, (3) accretion of discount on asset retirement obligations, (4) impairments of long-lived assets, (5) non-cash stock-based compensation, (6) (gain) loss on derivatives, (7) net cash payments on derivatives, (8) gain on disposition of assets and other (9) interest expense, (10) gain on equity method investments and (11) income tax expense (benefit). Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of the GAAP measure of net income (loss) to adjusted EBITDAX for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net income (loss)	$(97)	$137	$(792)	$972
Exploration and abandonments	17	8	64	26
Depreciation, depletion and amortization	478	310	943	627
Accretion of discount on asset retirement obligations	2	2	5	4
Impairments of long-lived assets	868	—	868	—
Non-cash stock-based compensation	23	18	47	35
(Gain) loss on derivatives	(217)	133	842	168
Net cash payments on derivatives	(50)	(82)	(50)	(194)
Gain on disposition of assets and other	(285)	(1)	(286)	(724)
Interest expense	48	27	95	57
Gain on equity method investments	(17)	—	(17)	(103)
Income tax expense (benefit)	(53)	40	(247)	294
Adjusted EBITDAX	$717	$592	$1,472	$1,162

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow (“OCF”) Before Working Capital Changes

The Company provides OCF before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.

The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$779	$602	$1,402	$1,090
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(144)	(25)	(33)	56
Prepaid costs and other	5	20	(4)	22
Inventory	(1)	6	(1)	3
Accounts payable	6	(17)	(5)	(5)
Revenue payable	3	(41)	(5)	(43)
Other current liabilities	20	17	15	(22)
Total working capital changes	(111)	(40)	(33)	11
Operating cash flow before working capital changes	$668	$562	$1,369	$1,101

Contacts

INVESTOR RELATIONS
Megan P. Hays
Vice President of Investor Relations & Public Affairs
432.685.2533

MEDIA
Mary T. Starnes
Manager of Public Affairs & Corporate Responsibility Strategy
432.221.0477